                                                                   Exhibit 10.90



                                   AGREEMENT

         THIS AGREEMENT ("AGREEMENT"), dated as of this 5th day of May, 2000, is by and among Vision Twenty-One, Inc., (a/k/a Vision 21, Inc.) a Florida corporation and Vision 21 of Southern Arizona, Inc., a Florida corporation (collectively, "VISION 21"), Vital Sight, P.C., an Arizona professional corporation (the "PRACTICE"), Ocusite-ASC, Inc., an Arizona corporation ("OCUSITE") and Jeffrey I. Katz, M.D., and Barry Kusman, M.D. (collectively, the "SHAREHOLDERS").

                                R E C I T A L S

         WHEREAS, Vision 21 acquired the Non-medical Practice Assets (as defined in Section 1(a) hereof) of Eye Institute of Southern Arizona, P.C. pursuant to that certain Agreement and Plan of Reorganization dated as of December 1, 1996 (the "ORIGINAL TRANSACTION AGREEMENT") and acquired certain rights to the Non-medical ASC Assets (as defined in Section 1(a) hereof);

         WHEREAS, in connection with the Original Transaction Agreement, Vision 21 entered into a business management relationship with the Practice pursuant to a Business Management Agreement (the "BMA");

         WHEREAS, the Shareholders desire to repurchase the Non-medical Practice Assets and the Non-medical ASC Assets upon the terms and conditions set forth herein; and

         WHEREAS, in furtherance of Vision 21's plan to exit the physician practice management business, Vision 21, the Practice and the Shareholders desire to terminate the business management relationship between the Practice and Vision 21, and, upon closing, enter into an agreement pursuant to which the Shareholders will have access to Vision 21's eye laser center in the Practice's geographic area, all upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1.        BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. Effective as of the Closing Date (as defined in Section 1(f) hereof), Vision 21 agrees to sell, transfer, convey and deliver to the Shareholders on the terms and subject to the conditions set forth herein, and the Shareholders agree to purchase from Vision 21, the non-medical practice assets set forth on SCHEDULE 1(A)-1 hereto (the "NON-MEDICAL PRACTICE ASSETS"). Effective as of the Closing Date, Vision 21 agrees to sell, transfer, convey and deliver to the Shareholders on the terms and subject to the conditions set forth herein, and the Shareholders agree to purchase from Vision 21 the non-medical ambulatory surgical center assets (the "NON-MEDICAL ASC ASSETS") set forth on Schedule 1(a)-2 hereto related to the Practice's ambulatory surgical center line of business (the "ASC") (the Non-Medical Practice Assets and the




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

Non-medical ASC Assets may be collectively referred to as the "ASSETS"). The Assets shall be free and clear of any liens or encumbrances except as otherwise set forth herein.

         (b) ASSUMPTION OF LIABILITIES. Effective as of the Closing Date, Vision 21 shall assign to the Practice and/or Ocusite, and the Practice and/or Ocusite shall assume and become responsible for (i) the outstanding accounts payable incurred by Vision 21 relating to services, supplies and equipment provided by Vision 21 to the Practice or the ASC in accordance with the BMA prior to the Closing Date, (ii) each of the real property leases entered into by Vision 21 for the office premises used by the Practice or the ASC, (iii) each lease for equipment currently utilized in the office premises of the Practice and/or the ASC specifically listed on the assumption agreement to be executed and delivered at Closing in accordance with Section 1(i) hereof, except for certain equipment leased by Principal Management Corporation ("PMC") to Vision 21 which will be subleased by Vision 21 to the Practice pursuant to a separate sublease agreement and Vision 21 shall be responsible for any claims or liabilities arising out of the PMC equipment lease, (iv) each contract or other obligation entered into by Vision 21 or the Practice for services or equipment used in connection with the Practice and/or the ASC specifically listed on the assumption agreement to be executed and delivered at Closing in accordance with Section 1(i) hereof, (v) all obligations with respect to the Employees (as defined in Section 1(g) hereof) for (1) paid time off ("PTO") accrued prior to the Employee Termination Date (as defined in Section 1(g) hereof); (2) payroll and any required withholding related thereto for the pay period December 18, 1999 to December 31, 1999, and (3) all obligations with respect to the Employees arising from and after the Employee Termination Date, and (vi) all other obligations and liabilities relating to the Practice and/or the ASC arising from and after the Closing Date. The Practice and the Shareholders on the one hand and Vision 21 on the other hand, shall provide all information to the other party necessary to set forth with specificity the assumed liabilities on a schedule to the assumption agreement(s) to be delivered at Closing in accordance with Section 1(i) hereof. The Practice and the Shareholders shall use their best efforts to cause the landlord for each real property location and each lessor of equipment to release Vision 21 from any further obligations or liabilities under the real property or personal property leases, which best efforts shall include, without limitation, the personal guarantees of the Shareholders if requested by the landlords or the lessors. At Closing, the Practice shall reimburse Vision 21 in an amount equal to the aggregate of any security deposits paid by Vision 21 to the real property or equipment lessors and not returned to Vision 21 at the time of the Practice's and/or Ocusite's assumption of the lease obligations.

         (c) BUSINESS MANAGEMENT AGREEMENT. Effective as of the Closing Date, the BMA shall be terminated and of no further force or effect, and neither Vision 21 nor the Practice or the Shareholders shall have any further obligations or liabilities thereunder, except for those indemnification obligations on the part of the Practice and the Shareholders regarding malpractice claims which shall survive termination of the BMA, and except as otherwise provided herein.

         (d) CONSIDERATION. The aggregate amount of the consideration to be given to Vision 21 in connection with the purchase of the Assets (the "CONSIDERATION") shall be as follows:

                  (i) Three Hundred Fifty Thousand and 00/100 ($350,000) Dollars will be paid by the Shareholders at Closing by wire transfer to Vision 21 of immediately available funds to an account designated by Vision 21; and




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                  (ii)     Effective as of the Closing Date, the Practice
                  and/or the Shareholders will transfer to Vision 21 One Hundred Fifty Eight Thousand Six Hundred Seventy Seven (158,677) shares of Vision 21 common stock and will authorize Shumaker, Loop & Kendrick to release to Vision 21 for cancellation the One Hundred Thirty Two Thousand One Hundred Fifty Five (132,155) shares of Vision 21 common stock currently held by it as Escrow Agent (collectively, the "SHARES"), free and clear of any liens, claims, charges, restrictions or encumbrances of any kind.

         (e)      INTENTIONALLY OMITTED.

         (f) CLOSING DATE. The transactions contemplated by this Agreement shall close (the "CLOSING") when this Agreement and all closing deliveries set forth in Section 1(i) hereof are fully executed and/or delivered by the parties. The effective date of Closing shall be January 1, 2000 (the "CLOSING DATE").

         (g) EMPLOYEES. The parties acknowledge and confirm that effective December 18, 1999 (the "EMPLOYEE TERMINATION DATE") each of the employees of Vision 21 set forth on SCHEDULE 1(G) hereto which Vision 21 employed to provide services for the Practice or the ASC (the "EMPLOYEES") were terminated as employees of Vision 21 and were hired as employees of the Practice. From and after the Employee Termination Date, each of such Employees have been employees of the Practice and the Practice shall continue to be responsible for paying salaries, providing fringe benefits and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or other withholding required by applicable law or governmental requirement accruing from and after the Employee Termination Date. The Practice shall maintain appropriate workers' compensation coverage for all personnel employed by the Practice and professional and comprehensive general liability insurance covering the Practice and all of its personnel effective as of the Employee Termination Date. Vision 21 shall remain liable for fringe benefits, other than PTO, that accrued prior to the Employee Termination Date and for any salaries and required withholdings from the date of the BMA to the Employee Termination Date. On or prior to the Closing, Vision 21 shall satisfy any salary or fringe benefit obligations, other than PTO, accrued prior to the Employee Termination Date and the Practice shall obtain from each of the Employees a release (collectively, the "Employee Releases") of Vision 21 from all of such liabilities and from any and all other claims or liabilities of any kind or nature related to Vision 21's employment of Employee.

         (h) TERMINATION OF NONCOMPETITION COVENANT. Upon Closing, all non-competition covenants between and among the parties set forth in the BMA, Original Transaction Agreement and any related agreements shall be terminated and of no further force or effect.

         (i)      DELIVERIES AT CLOSING.

                  (1) At the Closing, Vision 21 shall deliver the following documents:

                           (a) Assignment(s) and Bill(s) of Sale with a representation and warranty as to title and ownership;




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                           (b)      Duly executed assignments of leases for
                           each of the Practice's Offices and for the Practice's and/or the ASC's leased equipment and the equipment sublease agreement contemplated by Section 1(b) hereof for the equipment leased by PMC in form acceptable to Vision 21 and the Practice;

                           (c) Such other instruments of sale, transfer, conveyance and assignment as the Practice or Ocusite may reasonably request; and

                           (d) Such other documents as may be necessary to effectuate the transactions contemplated hereby; and

                           (e) The Facility Access Agreement contemplated by Section 1(k) hereof in form acceptable to the parties thereto.

                  (2) At the Closing, the Practice, Ocusite and the Shareholders shall deliver the following documents:

                           (a)      The cash portion of the Consideration;

                           (b) Stock certificates for the Shares duly endorsed to Vision 21 or accompanied bystock powers duly executed in blank;

                           (c) Assumption agreement(s) in form acceptable to Vision 21;

                           (d) Such other instruments of assumption as Vision 21 may reasonably request;

                           (e) Such other documents as may be necessary to effectuate the transactions contemplated hereby;

                           (f) The Employee Releases in form acceptable to Vision 21;

                           (g)      The Expense Reimbursement contemplated by
                           Section 1(j) hereof.;

                           (h)      The equipment sublease agreement
                           contemplated by Section 1(b) hereof for the equipment leased by PMC in form acceptable to Vision 21 and the practice; and

                           (i) The Facility Access Agreement contemplated by Section 1(k) hereof in form acceptable to the parties thereto.

         (j) EXPENSE REIMBURSEMENT. At the Closing, the Practice shall reimburse Vision 21 for all Office Expenses, Practice Expenses and Shareholder Expenses drawn on the Account, incurred subsequent to September 30, 1999 not previously reimbursed by the Practice (the "EXPENSE REIMBURSEMENT"). In addition to the payment at Closing by the Practice to Vision 21 of the Consideration in accordance with Section 1(d) hereof, the Expense Reimbursement shall be paid in cash by the Practice to Vision 21 at the Closing. Vision 21 shall provide the Practice with an accounting of the Expense Reimbursement at least three (3) days prior to the Closing.

         (k) FUTURE RELATIONSHIP. Effective as of the Closing Date, the Shareholders will enter into a three (3) year facility access agreement (the "FACILITY ACCESS AGREEMENT") with Vision 21 pursuant to which the Shareholders shall have access to Vision 21's eye laser center in the Practice's geographic area, which laser center is known as Arizona Eye Laser Center - Tucson (the "LASER CENTER"). The Shareholders shall pay to Vision 21 a flat fee per laser procedure performed by the




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

Shareholders at the Laser Center in accordance with the fee schedule set forth in the Facility Access Agreement.

SECTION 2.        REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF VISION 21. Vision 21 hereby represents and warrants to the Practice, Ocusite and the Shareholders that the following are true and correct as of the date hereof and shall be true and correct through the Closing as if made on that date:

                  (i) Vision 21 is duly authorized to execute, deliver and perform this Agreement and any other agreement contemplated hereby, and to consummate the transactions contemplated hereby, and the Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of Vision 21, enforceable again.

                  (ii) The information provided by Vision 21 with respect to the assumed liabilities to be set forth in the assumption agreement to be delivered at Closing will be true and correct in all respects.

                  (iii) There are no third party approvals necessary on the part of Vision 21 to consummate the transactions set forth herein, other than
(A) the approval of Vision 21's Board of Directors, the Audit Committee of Vision 21's Board of Directors and the approval of the banks which are a party to Vision 21's Credit Agreement (the "Banks"), which approvals have been obtained prior to Vision 21's execution of this Agreement, and (B) the consents required to be obtained in connection with the real and personal property leases entered into by Vision 21 in connection with Practice, which consents Vision 21 shall use its best efforts to obtain prior to Closing.

                  (iv) There is no litigation pending or threatened which would prevent the performance of Vision 21's obligations under this Agreement, there is no bankruptcy proceeding pending or threatened to which Vision 21 is subject, Vision 21 has not been adjudicated insolvent and consummation of the transactions contemplated herein will not cause Vision 21 to become insolvent.

         (b) REPRESENTATIONS AND WARRANTIES OF THE PRACTICE, OCUSITE AND THE SHAREHOLDERS. The Practice and the Shareholders jointly and severally hereby represent and warrant to Vision 21, and Ocusite represents and warrants to Vision 21 as to those matters relating to it set forth in subsection (i),
(v) and (vi) below, that the following are true and correct as of the date hereof and shall be true and correct through the Closing as if made on that date:

                  (i) Each of the Practice and Ocusite is duly authorized to execute, deliver and perform this Agreement and any other agreement contemplated hereby, and to consummate the transactions contemplated hereby, and the Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of the Practice, Ocusite and the Shareholders, enforceable against each such party in accordance with their respective terms.

                  (ii) Except as set forth on SCHEDULE 2(A)(II) hereto, there are no prepaid expenses, unbilled accounts receivable, unbilled services or similar items, and all ledger entries and other




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                  information provided by or on behalf of the Practice to
                  Vision 21 with respect to any revenue collected by or on behalf of the Practice since the effective date of the BMA, including receipts for Professional Eye Care Services and ambulatory surgical procedures, have been complete and accurate in all respects.

                  (iii) Except as set forth on SCHEDULE 2(A)(III) hereto, neither the Practice nor the Shareholders have incurred any commitments, obligations or liabilities on behalf of or in the name of the Practice since the effective date of the BMA.

                  (iv) The information provided by the Shareholders and the Practice with respect to the assumed liabilities to be set forth in the assumption agreement to be delivered at Closing will be true and correct in all respects.

                  (v) There are no third party approvals necessary on the part of the Practice, Ocusite or the Shareholders to consummate the transactions set forth herein, other than the approval of the Board of Directors of the Practice and Ocusite, which approvals have been obtained prior to the date of this Agreement.

                  (vi) There is no litigation pending or threatened which would prevent the performance of the Practice's, Ocusite's or the Shareholders' obligations under this Agreement, there is no bankruptcy proceeding pending against the Practice or Ocusite, neither the Practice nor Ocusite has been adjudicated insolvent and consummation of the transactions contemplated herein will not cause the Practice or Ocusite to become insolvent.

                  The Practice, Ocusite and the Shareholders acknowledge that the approval of the transactions contemplated herein by Vision 21's Board of Directors, the Audit Committee of Vision 21's Board of Directors and the Banks is in reliance upon the representations and warranties of the Practice and the Shareholders set forth herein.


         SECTION 3.        CONFIDENTIALITY AND NONDISPARAGEMENT COVENANTS.

         (a) CONFIDENTIALITY COVENANT. Neither the Shareholders, Ocusite nor the Practice shall, directly or indirectly, use for any purpose, or disclose to any third party, any information of Vision 21 (whether written or oral), including any business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of Vision 21, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Shareholders, Ocusite or the Practice may disclose any information that (a) is or becomes generally available to and known by the public or the ophthalmic, optometric or optical community (other than as a result of an unpermitted disclosure directly or indirectly by the Shareholders or their affiliates, advisors, or representatives); (b) is or becomes available to the Shareholders on a nonconfidential basis from a source other than Vision 21 or its affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Vision 21 or its affiliates, advisors or representatives of which the




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Shareholders have knowledge; or (c) has already been or is hereafter independently acquired or developed by the Shareholders without violating any confidentiality agreement with or other obligation of secrecy to Vision 21 or its affiliates, advisors or representatives. Without limiting the other possible remedies to Vision 21 for the breach of this covenant, the Shareholders, Ocusite and the Practice agree that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise.

         (b) NONDISPARAGEMENT COVENANT. Vision 21, the Practice, Ocusite and the Shareholders mutually agree that they shall not at any time make or publish any disparaging comments or statements, whether written or oral, about Vision 21, the Practice, Ocusite or the Shareholders, or their respective officers, directors or employees.


         SECTION 4.        VISION 21 STOCK OPTIONS.

         (a) SHAREHOLDER STOCK OPTIONS. Effective as of the Closing Date, except for those Stock Option Agreements, if any, relating to a Shareholder's services as a consultant, advisor or director for Vision 21, all Stock Option Agreements, if any, between Vision 21 and any of the Shareholders shall be deemed to be terminated except that any stock options which are fully vested as of the Closing Date may be exercised (subject to forfeiture upon any breach by the Shareholders of the restrictive covenants set forth in Section 5 and 15 of this Agreement) within ninety (90) days after the Closing Date, in accordance with the terms of the applicable Stock Option Agreement.

         (b) STOCK OPTIONS OF EMPLOYEES AND PROFESSIONALS. Effective as of the Employee Termination Date, all Stock Option Agreements, if any, between Vision 21 and any Employees or any professional employees of the Practice shall be deemed to be terminated except that any stock options which are fully vested as of the Employee Termination Date may be exercised within ninety days after the Employee Termination Date, in accordance with the terms of the applicable Stock Option Agreement.

         SECTION 5.        INDEMNIFICATION.

         (a) INDEMNIFICATION FOR BENEFIT OF VISION 21. The Practice, Ocusite and the Shareholders, jointly and severally, shall defend, indemnify and hold Vision 21 and its officers, directors, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by the Practice, Ocusite or the Shareholders of any of their obligations, agreements, representations or warranties herein.

         (b) INDEMNIFICATION FOR BENEFIT OF PRACTICE, OCUSITE AND SHAREHOLDERS. Vision 21 shall defend, indemnify and hold the Shareholders, the Practice, Ocusite and their officers, directors, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Vision 21 of any of its obligations, agreements, representations or warranties herein.




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         SECTION 6.        MUTUAL RELEASES. Effective upon the Closing:

         (a) The Shareholders, Ocusite and the Practice, and their respective successors and assigns do hereby release and forever discharge Vision 21 and its officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of this Agreement, which the Shareholders, Ocusite or the Practice may have or claim to have, whether known to them or not, against Vision 21, except for the obligations under this Agreement. This release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         (b) Vision 21 and its successors and assigns do hereby release and forever discharge each of the Shareholders, Ocusite and the Practice, and their respective officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of this Agreement, which Vision 21 may have or claim to have, whether known to them or not, against the Shareholders, Ocusite or the Practice, except for those indemnification obligations on the part of the Practice, Ocusite and the Shareholders regarding malpractice claims which shall survive termination of the BMA, and the obligations under this Agreement. This release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         This Section 6 shall be of no force or effect until Closing.

         SECTION 7. NO ASSIGNMENT OF CLAIMS; ADVICE OF COUNSEL. Each of the parties warrants and represents that no part of any of the above asserted or assertable claims have been assigned or transferred, and that it has full, exclusive and unencumbered right, title and interest in and to them. Each of the parties further warrants and represents that it has carefully read and fully understands this Agreement (and the release provisions contained herein) and has signed it voluntarily after being fully advised by its legal counsel.

         SECTION 8. NO PRIOR BREACH. By executing this Agreement, the parties hereto are not acknowledging a breach of any agreement between the parties and affirm that the parties have mutually agreed not to continue the previously established business relationships referred to herein, except as otherwise provided herein.

         SECTION 9. REMEDIES. The parties agree that a breach of this Agreement by any party shall result in immediate and irreparable harm to the other party hereto. Accordingly, the parties agree that the non-defaulting parties may seek and obtain injunctive or other equitable relief as against the defaulting party hereunder, without posting bond or other security, in addition to any other remedies available at law or in equity.

         SECTION 10. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Arizona without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this agreement is waived.




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         SECTION 11.       ENTIRE AGREEMENT. This Agreement reflects the entire
agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by both of the parties hereto.

         SECTION 12. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto.

         SECTION 13. CONFIDENTIALITY. Except as and to the extent required by law, including, without limitation any disclosures required under federal and state securities and tax law, none of the parties hereto will, and each will direct its officers, directors, employees, agents and representatives not to, directly or indirectly, disclose or permit the disclosure of the terms of this Agreement without the prior written permission of the other parties hereto.

         SECTION 14. ATTORNEYS' FEES. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred, including, but not limited to, costs and fees incurred in any investigations, trials, bankruptcies and appeals.

         SECTION 15. EXPENSES. Each of the parties shall be responsible for and will pay its own expenses incurred in connection with the transactions contemplated hereunder.

         SECTION 16. DISCLAIMER OF WARRANTIES. THE ASSETS SHALL BE TRANSFERRED TO THE PRACTICE AND OCUSITE "AS IS, WHERE IS" WITH NO WARRANTIES OR REPRESENTATIONS OTHER THAN TITLE AND OWNERSHIP. VISION 21 DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ASSETS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         SECTION 17. FURTHER ASSURANCES. From and after the Closing Date, upon the reasonable request of any party, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to effectuate the intent and purpose of this Agreement.

         SECTION 18. FULL ACCESS. After the Closing Date, the Practice and the Shareholders shall provide Vision 21 with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of the Practice for the period from the date of the Original Transaction Agreement until the Closing Date, and Vision 21 and its representatives shall have the right to make copies of such books and records.

         SECTION 19. COOPERATION. Each of the parties hereto will cooperate with the other in all respects, and each of the parties will execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Such cooperation shall include, without limitation, assistance to Vision 21 by the Shareholders and the Practice as necessary in conjunction with the December 31,



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1999 audit of Vision 21's financial statements, including the timely completion of information requests or other inquiries as required by Vision 21 or Ernst & Young. Cooperation by the Shareholders and the Practice with Vision 21's year end audit shall be at no charge to Vision 21. The expense of Ernst & Young's year end audit shall be borne by Vision 21.




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


VISION TWENTY-ONE, INC.                  VISION 21 OF SOUTHERN ARIZONA, INC.


By:  /s/ Bruce Maller                    By: /s/ Theodore N. Gillette
   ----------------------------------       ---------------------------------
         Bruce Maller, Chairman



VITAL SIGHT, P.C.                        OCUSITE-ASC, INC.


By: /s/ Barry Kusman                     By: /s/ Jeffrey I. Katz
   ----------------------------------       ---------------------------------
   Barry Kusman, M.D., its President        Jeffrey I. Katz, M.D., its President
   ------------------                       ---------------------


/s/ Jeffrey I. Katz
-------------------------------------
Jeffrey I. Katz, M.D. individually


/s/ Barry Kusman
---------------------------------------
Barry Kusman, M.D., individually




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                                SCHEDULE 1(a)-1
                          NON-MEDICAL PRACTICE ASSETS


1) Tangible assets consisting of all equipment, furniture, fixtures, inventory and leasehold improvements relating to the Practice to be more particularly described on the Assignment and Bill of Sale delivered at Closing.

2) All trade names used by the Practice, other than Vision 21 or Vision Twenty-One, including, without limitation, the names "Eye Institute of Southern Arizona" or "Vital Sight".

3) Cash in the Practice Operating Account, the BMA Account and the Practice petty cash fund as of the Closing Date.

4) Any Accounts Receivable (net of allowance for contractual adjustments) assigned by the Practice to Vision 21 under the BMA which are outstanding as of the Closing Date.










































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                                SCHEDULE 1(a)-2
                             NON-MEDICAL ASC ASSETS


         The tangible assets consisting of all equipment, furniture, fixtures and leasehold improvements relating to the ASC to be more particularly described on the Assignment and Bill of Sale delivered at Closing.










































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                                 SCHEDULE 1 (g)

                               PRACTICE EMPLOYEES



See listing of Employees attached hereto.










































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                               SCHEDULE 2(a)(ii)

    Prepaid Expenses; Unbilled Accounts Receivable; Unbilled Services; etc.

None.










































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

                               SCHEDULE 2(a)(iii)

                  Commitments; Obligations; Liabilities; etc.

None.










































                                      15